UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A #1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 23, 2014

Active Health Foods, Inc.
(Exact Name of Registrants as Specified in Their Charters)

California
(State or Other Jurisdiction of Incorporation)

333-164788	26-1736663
(Commission File Number)	(IRS Employer Identification No.)

6185 Magnolia Ave., Suite 403, Riverside, CA	92506
(Address of Principal Executive Offices)	(Zip Code)

(951) 360-9970
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

As of May 23rd the Company determined that it will need to restate its unaudited financial statements for the quarter ended March 31, 2014, as contained in its Quarterly Report on Form 10Q/A, dated filed May 21, 2014.

The Company determined that a material liability had not been recorded in its financial statements.  The Company’s financial statements are in the process of being restated to reflect the correction which will be reviewed by the Company’s independent auditors.

The Company does not have an audit committee, at this time, and so its board of directors, have authorized the Company’s officers to discuss this matter with the independent auditors for the Company and a consensus was reached that disclosure should be made relating to the previously issued financial statements dated March 31, 2014 as to non-reliance as of  May 20, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2014	Active Health Foods, Inc.

	By:	/s/ Greg Manos
Name: Greg Manos
Title: President

EPLANATORY NOTE:

AMENDED TO CORRECT INADVERTENTLY ENTERED WRONG DATES IN THE THIRD PARAGRAPH OF SECTION 4.02. NO OTHER CHANGES HAVE BEEN MADE.